UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Green Brick Partners, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-5952523
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2805 Dallas Pkwy, Ste 400 Plano, TX	75093
(Address of Principal Executive Offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.   ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:	N/A
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

EXPLANATORY NOTE
This Registration Statement on Form 8-A is being filed by Green Brick Partners, Inc., a Delaware corporation (the “Company”), in connection with the transfer of the listing of the Company’s common stock, par value $0.01 per share (the “Common Stock”), from The Nasdaq Global Select Market to the New York Stock Exchange effective on December 13, 2021.
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
The description of the Common Stock as set forth in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 (File No. 001-33530), is hereby incorporated by reference.
Item 2. Exhibits.
None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

GREEN BRICK PARTNERS, INC.

By:	/s/ Richard A. Costello
Name:	Richard A. Costello
Title	Chief Financial Officer

Dated: December 8, 2021